As filed with the Securities and Exchange Commission on March 10, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VALERO ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	One Valero Way	74-1828067
(State or other jurisdiction of incorporation or organization)	San Antonio, Texas 78249 (210) 345-2000	(I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jay D. Browning, Esq.

Executive Vice President and General Counsel

One Valero Way

San Antonio, Texas 78249

(210) 345-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Gerald M. Spedale, Esq.

Baker Botts L.L.P.

One Shell Plaza

910 Louisiana Street

Houston, Texas 77002-4995

(713) 229-1234

Fax: (713) 229-7734

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/Proposed Maximum Aggregate Offering Price/Amount of Registration Fee(1)(2)
Senior Debt Securities of Valero Energy Corporation
Common Stock, par value $0.01 per share, of Valero Energy Corporation

(1)	There is being registered hereunder such indeterminate amount of senior debt securities and common stock of Valero Energy Corporation as may from time to time be issued at indeterminate prices.
(2)	In reliance on Rule 456(b) and Rule 457(r) under the Securities Act, Valero Energy Corporation hereby defers payment of the registration fee required in connection with this Registration Statement. Accordingly, no filing fee is paid herewith.

Prospectus

Valero Energy Corporation

One Valero Way

San Antonio, Texas 78249

(210) 345-2000

Senior Debt Securities

Common Stock

We may offer from time to time our senior debt securities and our common stock. We will provide additional terms of our securities in one or more supplements to this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. No person may use this prospectus to offer and sell our securities unless a prospectus supplement accompanies this prospectus.

Our common stock is listed on the New York Stock Exchange under the symbol “VLO.”

Investing in our securities involves risks. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 10, 2015.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the United States (“U.S.”) Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may offer the securities this prospectus describes in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any pricing supplement. We have not authorized anyone to provide you with different information. We are not making an offer of the securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such date.

As used in this prospectus, the terms “Valero,” “we,” “us” and “our” may, depending upon the context, refer to Valero Energy Corporation, to one or more of its consolidated subsidiaries or to all of them taken as a whole.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains information we have filed electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all the information we have included in the registration statement and the accompanying exhibits and schedules we have filed with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available at the SEC’s public reference room or through its Internet site.

We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) until the termination of this offering. The documents we incorporate by reference are:

•	our annual report on Form 10-K for the year ended December 31, 2014;

•	the information included in our definitive proxy statement on Schedule 14A filed on March 21, 2014, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our current report on Form 8-K filed on January 30, 2015; and

•	the description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing to us or calling us at the following address or telephone number:

Valero Energy Corporation

One Valero Way

San Antonio, Texas 78249

Attention: Investor Relations

Telephone: (210) 345-2744

Cautionary Statement Concerning Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including the information we incorporate by reference, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “projection,” “predict,” “budget,” “forecast,” “goal,” “guidance,” “target,” “could,” “should,” “may” and similar expressions.

These forward-looking statements include, among other things, statements regarding:

•	future refining margins, including gasoline and distillate margins;

•	future ethanol margins;

•	expectations regarding feedstock costs, including crude oil differentials, and operating expenses;

•	anticipated levels of crude oil and refined product inventories;

•	our anticipated level of capital investments, including deferred refinery turnaround and catalyst costs and capital expenditures for environmental and other purposes, and the effect of these capital investments on our results of operations;

•	anticipated trends in the supply of and demand for crude oil and other feedstocks and refined products in the regions where we operate, as well as globally;

•	expectations regarding environmental, tax and other regulatory initiatives; and

•	the effect of general economic and other conditions on refining and ethanol industry fundamentals.

We based our forward-looking statements on our current expectations, estimates and projections about ourselves and our industry. We caution that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in the forward-looking statements. Differences between actual results and any future performance suggested in these forward-looking statements could result from a variety of factors, including the following:

•	acts of terrorism aimed at either our facilities or other facilities that could impair our ability to produce or transport refined products or receive feedstocks;

•	political and economic conditions in nations that produce crude oil or consume refined products;

•	demand for, and supplies of, refined products such as gasoline, diesel fuel, jet fuel, petrochemicals and ethanol;

•	demand for, and supplies of, crude oil and other feedstocks;

•	the ability of the members of the Organization of Petroleum Exporting Countries to agree on and to maintain crude oil price and production controls;

•	the level of consumer demand, including seasonal fluctuations;

•	refinery overcapacity or undercapacity;

•	our ability to successfully integrate any acquired businesses into our operations;

•	the actions taken by competitors, including both pricing and adjustments to refining capacity in response to market conditions;

•	the level of competitors’ imports into markets that we supply;

•	accidents, unscheduled shutdowns or other catastrophes affecting our refineries, machinery, pipelines, equipment and information systems, or those of our suppliers or customers;

•	changes in the cost or availability of transportation for feedstocks and refined products;

•	the price, availability and acceptance of alternative fuels and alternative-fuel vehicles;

•	the levels of government subsidies for alternative fuels;

•	the volatility in the market price of biofuel credits (primarily Renewable Identification Numbers needed to comply with the U.S. federal Renewable Fuel Standard);

•	delay of, cancellation of, or failure to implement planned capital projects and realize the various assumptions and benefits projected for such projects or cost overruns in constructing such planned capital projects;

•	earthquakes, hurricanes, tornadoes and irregular weather, which can unforeseeably affect the price or availability of natural gas, crude oil, grain and other feedstocks, and refined products and ethanol;

•	rulings, judgments or settlements in litigation or other legal or regulatory matters, including unexpected environmental remediation costs, in excess of any reserves or insurance coverage;

•	legislative or regulatory action, including the introduction or enactment of legislation or rulemakings by governmental authorities, including tax and environmental regulations, such as those implemented under the California Global Warming Solutions Act (also known as AB 32), Quebec’s Regulation respecting the cap-and-trade system for greenhouse gas emission allowances (the Quebec cap-and-trade system), and the U.S. Environmental Protection Agency’s regulation of greenhouse gases, which may adversely affect our business or operations;

•	changes in the credit ratings assigned to our debt securities and trade credit;

•	changes in currency exchange rates, including the value of the Canadian dollar, the pound sterling, and the euro relative to the U.S. dollar;

•	overall economic conditions, including the stability and liquidity of financial markets; and

•	other factors generally described in the “Risk Factors” section included in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein.

Any one of these factors, or a combination of these factors, could materially affect our future results of operations and whether any forward-looking statements ultimately prove to be accurate. Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required by the securities laws to do so.

Risk Factors

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus. In particular, you should consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC, as those risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

Valero Energy Corporation

We are a Fortune 500 company based in San Antonio, Texas. Our common stock trades on the New York Stock Exchange (“NYSE”) under the symbol “VLO.” We were incorporated in Delaware in 1981 under the name Valero Refining and Marketing Company. We changed our name to Valero Energy Corporation on August 1, 1997. On January 31, 2015, we had 10,065 employees.

Our 15 petroleum refineries are located in the U.S., Canada, and the United Kingdom (“U.K.”). Our refineries can produce conventional gasolines, premium gasolines, gasoline meeting the specifications of the California Air Resources Board (“CARB”), diesel fuel, low-sulfur diesel fuel, ultra-low-sulfur diesel fuel, CARB diesel fuel, other distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. We market branded and unbranded refined products on a wholesale basis in the U.S., Canada, the Caribbean, the U.K., and Ireland through an extensive bulk and rack marketing network and through approximately 7,400 outlets that carry our brand names. We also own 11 ethanol plants in the central plains region of the U.S. that primarily produce ethanol, which we market on a wholesale basis through a bulk marketing network.

Our principal executive offices are located at One Valero Way, San Antonio, Texas, 78249, and our telephone number is (210) 345-2000.

Use of Proceeds

We intend to use the net proceeds from the sales of the securities for general corporate purposes unless otherwise set forth in the applicable prospectus supplement.

Ratios of Earnings to Fixed Charges

Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

	Years Ended December 31, (a)
	2014	2013	2012	2011	2010
Ratio of earnings to fixed charges	9.0	6.6	7.2	5.7	3.3

(a)	The results of operations of the Aruba Refinery have been reported as discontinued operations for all years presented.

We have computed the ratio of earnings to fixed charges by dividing earnings by fixed charges. For these purposes, earnings consist of income from continuing operations before income tax expense and fixed charges

(excluding interest capitalized), with certain other adjustments. Fixed charges consist of interest, whether expensed or capitalized, debt expense and one-third (the proportion deemed representative of the interest factor) of rental expense.

Description of Debt Securities

The debt securities covered by this prospectus will be our general senior unsecured obligations. We will issue the debt securities under the Indenture dated as of March 10, 2015 between us and U.S. Bank National Association, as trustee, which we refer to herein as the “indenture.” We have summarized selected provisions of the indenture and the debt securities below. This summary is not complete. For a complete description, we encourage you to read the indenture. We have filed the indenture with the SEC, and we will include any other instrument establishing the terms of any debt securities we offer as exhibits to a filing we will make with the SEC in connection with that offering. Please read “Where You Can Find More Information.”

In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “we,” “us,” “our” or “Valero” are references to Valero Energy Corporation only.

Ranking

The debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt. The indenture does not limit the amount of debt securities that can be issued under the indenture or the amount of additional indebtedness we or any of our subsidiaries may incur. We may issue debt securities under the indenture from time to time in one or more series, each in an amount we authorize prior to issuance. The trustee will authenticate and deliver debt securities executed and delivered to it by us as set forth in the indenture.

We are organized as a holding company that owns subsidiary companies. Our subsidiary companies conduct substantially all of our business. The holding company structure results in two principal risks:

•	Our subsidiaries may be restricted by contractual provisions or applicable laws from providing us the cash that we need to pay parent company debt service obligations, including payments on the debt securities.

•	In any liquidation, reorganization or insolvency proceeding involving us, your claim as a holder of the debt securities will be effectively junior to the claims of holders of any indebtedness or preferred stock of our subsidiaries.

Terms

The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable;

•	any interest rate, or the method of determining the interest rate, on the debt securities, the date from which interest will accrue, interest payment dates and record dates;

•	any right to defer interest payments by extending the interest payment periods and the duration of the extension;

•	if other than as set forth in this prospectus, the place or places where payments on the debt securities will be payable;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to redeem or purchase the debt securities;

•	any provisions for the remarketing of the debt securities;

•	any changes or additions to the events of default or covenants;

•	whether we will issue the debt securities in individual certificates to each holder in registered or bearer form, or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the denominations in which we will issue the debt securities, if other than minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof;

•	the terms of any right to convert debt securities into shares of our common stock or other securities or property;

•	whether payments on the debt securities will be payable in foreign currency or currency units (including composite currencies) or another form;

•	any provisions that would determine the amount of principal, premium, if any, or interest, if any, on the debt securities by references to an index or pursuant to a formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any limit on our right to pay dividends on, make distributions with respect to, redeem or purchase any of our capital stock; and

•	any other terms of the debt securities not inconsistent with the indenture.

We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material U.S. federal income tax consequences applicable to those securities.

If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Restrictive Covenants

We have agreed to two principal restrictions on our activities for the benefit of holders of the debt securities. Unless waived or amended, the restrictive covenants summarized below will apply to a series of debt securities issued under the indenture as long as any of those debt securities is outstanding, unless the prospectus supplement for the series states otherwise. We have used in this summary description terms that we have defined below under “— Glossary.”

Limitations on Liens

We have agreed that when any debt securities are outstanding neither we nor any of our Subsidiaries will create or assume any liens upon any of our receivables or other assets or any asset, stock or indebtedness of any of our Subsidiaries unless those debt securities are secured equally and ratably with or prior to the debt secured by the lien. This covenant has exceptions that permit:

•	subject to certain limitations, any lien created to secure all or part of the purchase price of any property or to secure a loan made to finance the acquisition of the property described in such lien;

•	subject to certain limitations, any lien existing on any property at the time of its acquisition or any lien created on property acquired or constructed by us not later than 12 months thereafter;

•	subject to certain limitations, any lien created in connection with the operation or use of any property acquired or constructed by us and created within 12 months after the acquisition, construction or commencement of full operations on the property;

•	any mechanic’s or materialmen’s lien or any lien related to workmen’s compensation or other insurance;

•	any lien arising by reason of deposits with or the giving of any form of security to any governmental agency, including for taxes and other governmental charges;

•	liens for taxes or charges which are not delinquent or are being contested in good faith;

•	liens due to zoning, planning and environmental laws and ordinances and governmental regulations; minor defects or irregularities in or encumbrances on the titles to properties which in the aggregate do not materially impair the use of our property; easements, exceptions or reservations in any of our property granted or reserved for the purpose of pipelines, roads, telecommunication equipment and cable, streets, alleys, highways, railroad purposes, the removal of oil, gas, coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, facilities and equipment, which do not materially impair the use of our property, or materially detract from the value of the property subject thereto;

•	any judgment lien the execution of which has been stayed or which has been adequately appealed and secured;

•	any lien incidental to the conduct of our business which was not incurred in connection with the borrowing of money or the obtaining of advances or credit and which does not materially interfere with the conduct of our business;

•	any intercompany lien;

•	any lien on current assets created to secure indebtedness and letter of credit reimbursement obligations incurred in connection with the extension of working capital financing;

•	any lien existing on the date of the indenture;

•	liens incurred in connection with the borrowing of funds, if such funds are used within 120 days to repay indebtedness of at least an equal amount secured by a lien on our property having a fair market value at least equal to the fair market value of the property securing the new lien;

•	liens incurred within 90 days (or any longer period, not in excess of one year, as permitted by law) after acquisition of the property subject to such lien arising solely in connection with the transfer of tax benefits in accordance with any provisions of law similar to former Section 168(f)(8) of the Internal Revenue Code of 1954;

•	subject to an aggregate limit of $200 million, any lien on cash, cash equivalents or other account holdings securing derivative obligations; or

•	subject to an aggregate limit of 10% of our consolidated net tangible assets, any liens not otherwise permitted by any of the other exceptions set forth in the indenture.

Limitations on Sale/Leaseback Transactions

We have agreed that neither we nor our Subsidiaries will enter into any sale/leaseback transactions with regard to any principal property, providing for the leasing back to us or a Subsidiary by a third party for a period of more than three years of any asset which has been or is to be sold or transferred by us or such Subsidiary to such third party or to any other person. This covenant has exceptions that permit transactions of this nature under the following circumstances:

•	we would be entitled, pursuant to the “Limitations on Liens” covenant described above, to incur indebtedness secured by a lien on the property to be leased, without equally and ratably securing the debt securities then outstanding; or

•	within 120 days after the effective date of such sale/leaseback transaction, we apply an amount equal to the value of such transaction, subject to certain limitations:

•	to the voluntary retirement of funded debt, or

•	to the purchase of another principal property.

In addition, we are permitted to enter into sale/leaseback transactions (i) with Valero Energy Partners GP LLC, Valero Energy Partners LP and their respective Subsidiaries and (ii) in an aggregate principal amount not exceeding, together with indebtedness secured by liens permitted by the last bullet discussed under the “Limitations on Liens” covenant described above, 10% of our consolidated net tangible assets.

Glossary

We define the following terms in the indenture. We use them here with the same definitions. Generally accepted accounting principles should be used to determine all items in this section, unless otherwise indicated.

“Consolidated net tangible assets” means the total amount of assets shown on a consolidated balance sheet of us and our Subsidiaries (excluding goodwill and other intangible assets), less all current liabilities (excluding notes payable, short-term debt and current portion of long-term debt and capital lease obligations).

“Funded debt” means generally any indebtedness for money borrowed, created, issued, incurred, assumed or guaranteed which would be classified as long-term debt or capital lease obligations.

“Principal Property” means any of our or our Subsidiaries’ refineries or refinery-related assets, distribution facilities or other real property that have a net book value exceeding 2.5% of consolidated net tangible assets, but not including any property which in our opinion is not material to our and our Subsidiaries’ total business conducted as an entirety or any portion of a particular property that is similarly found not to be material to the use or operation of such property.

“Subsidiary” means any entity of which at the time of determination we or one or more of our Subsidiaries owns or controls directly or indirectly more than 50% of the shares of voting stock or the outstanding partnership or similar interests and any limited partnership (i) of which we or any one of our Subsidiaries are a general partner and (ii) which is consolidated with us for financial reporting purposes; provided that Valero Energy Partners GP LLC and Valero Energy Partners LP and their respective Subsidiaries, for so long as Valero Energy Partners LP is not wholly owned, directly or indirectly, by us, in each case shall be deemed not to be Subsidiaries.

“wholly owned” means, when used with reference to an entity, an entity of which all of the outstanding capital stock (except for qualifying shares) or partnership or similar interests, as applicable, is owned by us or by one or more of our wholly owned Subsidiaries.

Consolidation, Merger and Sale

We have agreed in the indenture that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if:

•	we are the continuing corporation, or

•	if we are not the continuing corporation, the successor is organized and existing under the laws of any U.S. jurisdiction and assumes all of our obligations under the indenture and the debt securities, and

•	in either case, immediately after giving effect to the transaction, no default or event of default would occur and be continuing under the indenture.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the following are events of default under the indenture with respect to a series of debt securities issued under the indenture:

•	our failure to pay interest on any debt security of that series for 30 days;

•	our failure to pay principal of or any premium on any debt security of that series when due;

•	our failure to make any sinking fund payment for any debt security of that series when due;

•	our failure to perform any of our other covenants or breach of any of our other warranties in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, and that failure continues for 60 days after written notice is given or received as provided in the indenture;

•	certain bankruptcy, insolvency or reorganization events involving us; and

•	any other event of default we may provide for that series.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal amount of all the debt securities of that series to be due and payable immediately. After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment has been obtained, the event of default giving rise to the declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled if:

•	we have paid or deposited with the trustee a sum sufficient to pay

•	all overdue interest;

•	the principal and premium, if any, due otherwise than by the declaration of acceleration and any interest on such amounts;

•	any interest on overdue interest, to the extent legally permitted;

•	all amounts due to the trustee under the indenture, and

•	all events of default with respect to that series of debt securities, other than the nonpayment of the principal which became due solely by virtue of the declaration of acceleration, have been cured or waived.

In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders have offered to the trustee indemnity reasonably satisfactory to the trustee. Subject to this provision for indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred on the trustee, with respect to the debt securities of that series.

The indenture requires us to furnish to the trustee annually a statement as to our performance of our obligations under the indenture and as to any default in performance.

Modification and Waiver

We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including to:

•	evidence the assumption of our obligations under the indenture and the debt securities by a successor;

•	add further covenants for the benefit of the holders;

•	cure any ambiguity or correct any inconsistency in the indenture, so long as such action will not adversely affect the interests of the holders;

•	establish the form or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

We may modify or amend the indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. Without the consent of the holder of each outstanding debt security affected, however, no modification may:

•	change the stated maturity of the principal of, or any installment of interest on, any debt security;

•	reduce the principal amount of, the rate of interest on, or the premium payable on, any debt security;

•	reduce the amount of principal of discounted debt securities payable upon acceleration of maturity due to an event of default;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security; or

•	reduce quorum or voting rights.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may waive past defaults by us under the indenture with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be modified or amended without the consent of each holder affected.

Discharge

We will be discharged from all obligations relating to any series of debt securities, except for certain surviving obligations to register the transfer or exchange of the debt securities and any right by the holders to receive additional amounts under the indenture if:

•	all debt securities of that series previously authenticated and delivered under the indenture have been delivered to the trustee for cancellation, or

•	all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the trustee, in trust, sufficient money to pay the entire indebtedness of all the debt securities of that series on the dates the payments are due in accordance with the terms of the debt securities.

To exercise the right of deposit described above, we must pay all other sums payable under the indenture, and deliver to the trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

Form, Exchange, Registration and Transfer

Unless we inform you otherwise in the prospectus supplement, we will issue the debt securities only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Debt securities will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms in such authorized denominations as may be requested. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any transfer or exchange of the debt securities. We may, however, require payment of any tax or other governmental charge payable for the registration of the transfer or exchange.

We will appoint the trustee as security registrar for the debt securities. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional offices or agencies for transfers and exchanges of any series of debt securities.

We will not be required:

•	to issue, register the transfer of or exchange debt securities of a series during a period beginning 15 business days prior to the day of mailing of a notice of redemption of debt securities of that series selected for redemption and ending on the close of business on the day of mailing of the relevant notice, or

•	to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part.

Payment and Paying Agents

Unless we inform you otherwise in the prospectus supplement, principal and interest will be payable, and the debt securities will be transferable and exchangeable, at the office or offices of the trustee or any paying agent we designate. At our option, we will pay interest on the debt securities by check mailed to the holder’s registered address or by wire transfer for global debt securities. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the persons in whose name the debt securities are registered at the close of business on the record date for each interest payment date.

In most cases, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment.

Book-Entry and Settlement

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:

•	any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated debt securities of the same series with the same total principal amount and the same terms;

•	the manner in which we will pay principal of and any premium and interest on a global debt security; and

•	the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Notices

Notices to holders will be given by mail to the addresses of such holders as they appear in the security register.

Governing Law

New York law will govern the indenture and the debt securities.

The Trustee

U.S. Bank National Association is the trustee under the indenture.

If an event of default occurs and is continuing, the trustee will be required in the exercise of its rights and powers to use the degree of care and skill of a prudent person under the circumstances in the conduct of his own affairs. The trustee may resign at any time or the holders of a majority in principal amount of the debt securities may remove the trustee. If the trustee resigns, is removed or becomes incapable of acting as trustee or if a vacancy occurs in the office of the trustee for any reason, we will appoint a successor trustee in accordance with the provisions of the indenture.

If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee may engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign as required under the Trust Indenture Act of 1939.

Description of Common Stock

We have summarized selected aspects of our common stock below. The summary is not complete. For a complete description, you should refer to our certificate of incorporation and by-laws, each as amended, which are exhibits to the registration statement of which this prospectus is a part.

Common Stock

Our authorized common stock consists of 1,200,000,000 shares, par value $0.01 per share. Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock. For information regarding restrictions on payments of dividends, see the prospectus supplement applicable to any issuance of common stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them. Our common stock does not have cumulative voting rights, meaning that holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Our common stock is listed on the NYSE and trades under the symbol “VLO.”

Anti-Takeover Provisions

The provisions of Delaware law, our certificate of incorporation and our by-laws, each as amended, summarized below may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for our common stock.

Preferred Stock

Our authorized preferred stock consists of 20,000,000 shares, par value $0.01 per share, issuable in series. Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

Fair Price Provision

Our certificate of incorporation contains a fair price provision. Mergers, consolidations and other business combinations involving us and an “interested stockholder” require the approval of holders of at least 66 2/3% of our outstanding voting stock not owned by the interested stockholder. Interested stockholders include any holder of 15% or more of our outstanding voting stock. The 66 2/3% voting requirement does not apply, however, if the “continuing directors,” as defined in our certificate of incorporation, approve the business combination, or the business combination meets other specified conditions.

Liability of Our Directors

As permitted by the Delaware General Corporation Law, we have included in our certificate of incorporation a provision that limits our directors’ liability for monetary damages for breach of their fiduciary duty of care to us and our stockholders. The provision does not affect the liability of a director:

•	for any breach of his/her duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for the declaration or payment of unlawful dividends or unlawful stock repurchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

Stockholder Proposals and Director Nominations

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our restated by-laws.

Generally, stockholders must submit a written notice between 60 and 90 days before the first anniversary of the date of our previous year’s annual stockholders’ meeting. To nominate directors, the notice must include the name and address of the stockholder, the class or series and number of shares beneficially owned by the stockholder, information about the nominee required by the SEC and a description of any arrangements or understandings with respect to the election of directors that exist between the stockholder and any other person. To make stockholder proposals, the notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we have changed the date of the annual meeting to more than 30 days before or 60 days after the anniversary date of our previous year’s annual stockholders’ meeting, stockholders must submit the notice between 60 and 90 days prior to such annual meeting or no later than 10 days after the day we make public the date of the annual meeting.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

Delaware Anti-takeover Statute

We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an “interested stockholder” (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless one of the following is satisfied:

•	before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

•	upon completion of the transaction that resulted in the stockholder’s becoming a 15% stockholder, the stockholder owned at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officers and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); and

•	after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholders’ meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

Under Section 203, these restrictions also do not apply to certain business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

Other Provisions

Our certificate of incorporation also provides that:

•	stockholders may act only at an annual or special meeting and not by written consent;

•	an 80% vote of the outstanding voting stock is required for the stockholders to amend our restated by-laws; and

•	an 80% vote of the outstanding voting stock is required to amend our certificate of incorporation with respect to certain matters, including those described in the first two bullet points above.

Transfer Agent and Registrar

Computershare Investor Services, LLC, is our transfer agent and registrar.

Plan of Distribution

We will set forth in the applicable prospectus supplement a description of the plan of distribution of the securities that may be offered pursuant to this prospectus.

Legal Matters

Mr. Jay D. Browning, Esq., our Executive Vice President and General Counsel, will issue opinions about the legality of the offered securities for us. Mr. Browning is our employee and at December 31, 2014, beneficially owned approximately 165,248 shares of our common stock (including shares held under employee benefit plans) and held options under our employee stock option plans to purchase an additional 19,679 shares of our common stock. None of such shares or options were granted in connection with the offering of the securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

Experts

The consolidated financial statements of Valero Energy Corporation as of December 31, 2014 and 2013, and for each of the years in the three-year period ended December 31, 2014, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth expenses payable by Valero in connection with the issuance and distribution of the securities being registered. All the amounts shown are estimates.

SEC registration fee	$	*
Printing expenses		†
Accounting fees and expenses		†
Legal fees and expenses		†
Trustee fees and expenses		†
Rating agency fees		†
Miscellaneous		†

Total	$	†

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933 and are not estimable at this time.
†	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that Valero anticipates it will incur in connection with the offering of securities under this Registration Statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Valero Energy Corporation

Valero’s Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”), contains a provision that eliminates the personal liability of a director to Valero and its stockholders for monetary damages for breach of fiduciary duty as a director to the extent currently allowed under the Delaware General Corporation Law. If a director were to breach such duty in performing duties as a director, neither Valero nor its stockholders could recover monetary damages from the director, and the only course of action available to Valero’s stockholders would be equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of fiduciary duty. To the extent certain claims against directors are limited to equitable remedies, the provision in Valero’s Restated Certificate of Incorporation may reduce the likelihood of derivative litigation and may discourage stockholders or management from initiating litigation against directors for breach of their fiduciary duties. Additionally, equitable remedies may not be effective in many situations. If a stockholder’s only remedy is to enjoin the completion of the Board of Directors’ action, this remedy would be ineffective if the stockholder does not become aware of a transaction or event until after it has been completed. In such a situation, it is possible that the stockholders and Valero would have no effective remedy against the directors. Under Valero’s Restated Certificate of Incorporation, liability for monetary damages remains for (i) any breach of the duty of loyalty to Valero or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of an improper dividend or improper repurchase or redemption of Valero’s stock under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

Under Article V of the Restated Certificate of Incorporation and Article VIII of Valero’s Amended and Restated By-laws as currently in effect (the “Restated By-laws”) and an indemnification agreement with Valero’s officers and directors (the “Indemnification Agreement”), each person who is or was a director or officer of Valero or a subsidiary of Valero, or who serves or served any other enterprise or organization at the request of Valero or a subsidiary of Valero (collectively, an “Indemnitee”), shall be indemnified by Valero to the full extent permitted by the Delaware General Corporation Law.

Under such law, to the extent that an Indemnitee is successful on the merits in defense of a suit or proceeding brought against the Indemnitee by reason of the fact that he or she is or was a director or officer of Valero, or serves or served any other enterprise or organization at the request of Valero, the Indemnitee shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection with such action.

Under such law, if unsuccessful in defense of a third-party civil suit or a criminal suit, or if such suit is settled, the Indemnitee shall be indemnified against both (a) expenses, including attorneys’ fees, and (b) judgments, fines and amounts paid in settlement if he or she acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Valero, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in the right of Valero, or if such a suit is settled, the Indemnitee shall be indemnified under such law only against expenses (including attorneys’ fees) actually and reasonably incurred in the defense or settlement of such suit if he or she acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of Valero, except that if the Indemnitee is adjudged to be liable in such a suit for negligence or misconduct in the performance of duties to Valero, the Indemnitee cannot be made whole for expenses unless the court determines that he or she is fairly and reasonably entitled to indemnity for such expenses.

The Indemnification Agreement provides directors and officers with specific contractual assurance that indemnification and advancement of expenses will be available to them regardless of any amendments to or revocation of the indemnification provisions of Valero’s Restated By-laws. The Indemnification Agreement provides for indemnification of directors and officers against both stockholder derivative claims and third-party claims. Sections 145(a) and 145(b) of the Delaware General Corporation Law, which grant corporations the power to indemnify directors and officers, specifically authorize lesser indemnification in connection with derivative claims than in connection with third-party claims. The distinction is that Section 145(a), concerning third-party claims, authorizes expenses and judgments and amounts paid in settlement (as is provided in the Indemnification Agreement), while Section 145(b), concerning derivative suits, generally authorizes only indemnification of expenses. However, Section 145(f) expressly provides that the indemnification and advancement of expenses provided by or granted pursuant to the subsections of Section 145 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement. Delaware case law does not directly answer whether Delaware’s public policy would support this aspect of the Indemnification Agreement under the authority of Section 145(f), or would cause its invalidation because it does not conform to the distinctions contained in Sections 145(a) and 145(b).

Delaware corporations also are authorized to obtain insurance to protect officers and directors from certain liabilities, including liabilities against which the corporation cannot indemnify its directors and officers. Valero currently has in effect a directors’ and officers’ liability insurance policy.

Item 16.	Exhibits.*

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Valero Energy Corporation, formerly known as Valero Refining and Marketing Company - incorporated by reference to Exhibit 3.1 to Valero’s Registration Statement on Form S-1 (SEC File No. 333-27013) filed May 13, 1997.

3.2	Certificate of Amendment (July 31, 1997) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.02 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).

3.3	Certificate of Merger of Ultramar Diamond Shamrock Corporation with and into Valero Energy Corporation dated December 31, 2001 - incorporated by reference to Exhibit 3.03 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).

3.4	Amendment (effective December 31, 2001) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.1 to Valero’s Current Report on Form 8-K dated December 31, 2001, and filed January 11, 2002 (SEC File No. 1-13175).

3.5	Second Certificate of Amendment (effective September 17, 2004) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.04 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (SEC File No. 1-13175).

3.6	Certificate of Merger of Premcor Inc. with and into Valero Energy Corporation effective September 1, 2005 - incorporated by reference to Exhibit 2.01 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (SEC File No. 1-13175).

3.7	Third Certificate of Amendment (effective December 2, 2005) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.07 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2005 (SEC File No. 1-13175).

3.8	Fourth Certificate of Amendment (effective May 24, 2011) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 4.8 to Valero’s Current Report on Form 8-K dated and filed May 24, 2011 (SEC File No. 1-13175).

3.9	Amended and Restated Bylaws of Valero Energy Corporation - incorporated by reference to Exhibit 3.01 to Valero’s Current Report on Form 8-K dated January 23, 2015 and filed January 30, 2015 (SEC File No. 1-13175).

4.1	Indenture dated as of March 10, 2015 between Valero Energy Corporation and U.S. Bank National Association.

5.1	Opinion of Jay D. Browning, Esq.

12.1	Computation of Ratio of Earnings to Fixed Charges - incorporated by reference to Exhibit 12.01 to Valero Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 (SEC File No. 1-13175).

23.1	Consent of KPMG LLP.

23.2	Consent of Jay D. Browning, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney of directors and officers of Valero Energy Corporation (included on the signature pages of the Registration Statement).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee, on Form T-1.

*	Valero will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Valero as to certain tax matters relative to the securities offered hereby.

Item 17.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and 1(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purposes of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Valero Energy Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, the State of Texas, on this 10th day of March, 2015.

VALERO ENERGY CORPORATION

By:	/s/ Joseph W. Gorder
Joseph W. Gorder
Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Michael S. Ciskowski and Jay D. Browning, and each of them, severally, as his or her true and lawful attorney or attorneys-in- fact and agent or agents, each of whom shall be authorized to act with or without the other, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in his or her capacity as a director or officer or both, as the case may be, of Valero Energy Corporation, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and all documents or instruments necessary or appropriate to enable Valero Energy Corporation to comply with the Securities Act of 1933, as amended, and to file the same with the Securities and Exchange Commission, with full power and authority to each of said attorneys-in-fact and agents to do and perform in the name and on behalf of each such director or officer, or both, as the case may be, each and every act whatsoever that is necessary, appropriate or advisable in connection with any or all of the above-described matters and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 10th day of March, 2015.

Name	Title
/s/ Joseph W. Gorder Joseph W. Gorder	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael S. Ciskowski Michael S. Ciskowski	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Jerry D. Choate Jerry D. Choate	Director

/s/ Deborah P. Majoras Deborah P. Majoras	Director

/s/ Donald L. Nickels Donald L. Nickles	Director

/s/ Philip J. Pfeiffer Philip J. Pfeiffer	Director

/s/ Robert A. Profusek Robert A. Profusek	Director

/s/ Susan Kaufman Purcell Susan Kaufman Purcell	Director

/s/ Stephen M. Waters Stephen M. Waters	Director

/s/ Randall J. Weisenburger Randall J. Weisenburger	Director

/s/ Rayford Wilkins, Jr. Rayford Wilkins, Jr.	Director

INDEX TO EXHIBITS*

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation of Valero Energy Corporation, formerly known as Valero Refining and Marketing Company - incorporated by reference to Exhibit 3.1 to Valero’s Registration Statement on Form S-1 (SEC File No. 333-27013) filed May 13, 1997.

3.2	Certificate of Amendment (July 31, 1997) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.02 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).

3.3	Certificate of Merger of Ultramar Diamond Shamrock Corporation with and into Valero Energy Corporation dated December 31, 2001 - incorporated by reference to Exhibit 3.03 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2003 (SEC File No. 1-13175).

3.4	Amendment (effective December 31, 2001) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.1 to Valero’s Current Report on Form 8-K dated December 31, 2001, and filed January 11, 2002 (SEC File No. 1-13175).

3.5	Second Certificate of Amendment (effective September 17, 2004) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.04 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 (SEC File No. 1-13175).

3.6	Certificate of Merger of Premcor Inc. with and into Valero Energy Corporation effective September 1, 2005 - incorporated by reference to Exhibit 2.01 to Valero’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (SEC File No. 1-13175).

3.7	Third Certificate of Amendment (effective December 2, 2005) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 3.07 to Valero’s Annual Report on Form 10-K for the year ended December 31, 2005 (SEC File No. 1-13175).

3.8	Fourth Certificate of Amendment (effective May 24, 2011) to Restated Certificate of Incorporation of Valero Energy Corporation - incorporated by reference to Exhibit 4.8 to Valero’s Current Report on Form 8-K dated and filed May 24, 2011 (SEC File No. 1-13175).

3.9	Amended and Restated Bylaws of Valero Energy Corporation - incorporated by reference to Exhibit 3.01 to Valero’s Current Report on Form 8-K dated January 23, 2015 and filed January 30, 2015 (SEC File No. 1-13175).

4.1	Indenture dated as of March 10, 2015 between Valero Energy Corporation and U.S. Bank National Association.

5.1	Opinion of Jay D. Browning, Esq.

12.1	Computation of Ratio of Earnings to Fixed Charges - incorporated by reference to Exhibit 12.01 to Valero Energy Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014 (SEC File No. 1-13175).

23.1	Consent of KPMG LLP.

23.2	Consent of Jay D. Browning, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney of directors and officers of Valero Energy Corporation (included on the signature pages of the Registration Statement).

25.1	Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee, on Form T-1.

*	Valero will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel to Valero as to certain tax matters relative to the securities offered hereby.